FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



    The following are pro forma
     financial statements which
    give effect to the proposed
            transaction whereby
   substantially all the assets
   of Oppenheimer Quest Capital
       Value Fund, Inc. will be
           exchanged for shares
  of Oppenheimer Quest Balanced
       Value Fund.  Immediately
      thereafter, the shares of
              Oppenheimer Quest
 Balanced Value Fund Class A, B
   and C will be distributed to
           the Class A, B and C
                shareholders of
      Oppenheimer Quest Capital
              Value Fund, Inc.,
       respectively, in a total
     liquidation of Oppenheimer
      Quest Capital Value Fund,
  Inc.  The following pro forma
 financial statements include a
                      pro forma
    Statement of Investments at
    April 30, 1999, a pro forma
        Statement of Assets and
       Liabilities at April 30,
 1999 and a pro forma Statement
     of Operations for the year
          ended April 30, 1999.





 Pro Forma Combining Statements
      of Assets and Liabilities
     April 30, 1999 (Unaudited)
      Oppenheimer Quest Funds -
     Oppenheimer Quest Balanced
     Value Fund and Oppenheimer
 Quest Capital Value Fund, Inc.
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
                                                                                                       Pro Forma
                                         Oppenheimer         Oppenheimer                                Combined
                                        Quest Balanced      Quest Capital        ProForma          Oppenheimer Quest
                                            Value              Value
                                             Fund          Fund, Inc. (1)       Adjustments          Balanced Value
                                                                                                         Fund
                                      --------------------------------------------------------------------------------
                        ASSETS:

Investments, at value (cost * )            $849,337,271         $287,575,009                           $1,136,912,280
                           Cash                 186,565              106,216                                  292,781
                   Receivables:
           Shares of beneficial              15,271,504              368,539                               15,640,043
 interest or capital stock sold
         Interest and dividends               5,670,108              160,103                                5,830,211
                          Other                   7,069               13,010                                   20,079
                                      --------------------------------------------------------------------------------
                   Total assets             870,472,517          288,222,877                -           1,158,695,394
                                      --------------------------------------------------------------------------------
                   LIABILITIES:                       .
Payables and other liabilities:
           Shares of beneficial                 894,494              623,693                                1,518,187
      interest or capital stock
                       redeemed
          Investments purchased               1,277,931                    -                                1,277,931
           Redemption of Income                       -              498,320                                  498,320
                   Certificates
      Distributions and service                 159,703               60,164                                  219,867
                      plan fees
            Shareholder reports                  68,258                    -                                   68,258
       Transfer and shareholder                  35,133               24,944                                   60,077
           servicing agent fees
         Trustee and Directors'                  11,620               17,018                                   28,638
                   compensation
                 Custodian fees                       -                1,976                                    1,976
                          Other                  81,313               63,382                                  144,695
                                      --------------------------------------------------------------------------------
              Total liabilities               2,528,452            1,289,497                -               3,817,949
                                      --------------------------------------------------------------------------------
                     NET ASSETS            $867,944,065         $286,933,380               $0          $1,154,877,445
                                      ================================================================================
     COMPOSITION OF NET ASSETS:
         Par value of shares of                $533,177                 $816                                 $533,993
 beneficial interest or capital
                          stock
     Additional paid-in capital             778,684,001          160,402,775                              939,086,776
   Undistributed net investment               1,755,363               47,174                                1,802,537
                         income
  Accumulated net realized gain              28,472,555           28,232,893                               56,705,448
     on investment transactions
 Net unrealized appreciation on              58,498,969           98,249,722                              156,748,691
                    investments
                                      --------------------------------------------------------------------------------
                     NET ASSETS            $867,944,065         $286,933,380               $0          $1,154,877,445
                                      ================================================================================

 Pro Forma Combining Statements
      of Assets and Liabilities
     April 30, 1999 (Unaudited)
--------------------------------------------------------------------------------------

                                                                                                       Pro Forma
                                         ___________         ___________                                Combined
                                                                                 ProForma          Oppenheimer Quest
                                      -------------------------------------
                                            _____          ______________       Adjustments          Balanced Value
                                                                                                         Fund
                                      --------------------------------------------------------------------------------
 Net Asset Value and Redemption
                Price Per Share
                Class A Shares:
 Net asset value and redemption
  price per share (based on net
        assets of $420,269,227,
              $267,289,307, and
  $687,558,534, and 25,716,338,
       7,595,606 and 42,074,313
                      shares of
            beneficial interest
    outstanding for Oppenheimer
     Quest Balanced Value Fund,
                    Oppenheimer
 Quest Capital Value Fund, Inc.                  $16.34               $35.19                                   $16.34
 and Combined Oppenheimer Quest
           Balanced Value Fund,
                  respectively)

     Maximum offering price per
    share (net asset value plus
          sales charge of 5.75%
             of offering price)                  $17.34               $37.34                                   $17.34

                Class B Shares:
    Net asset value, redemption
     price (excludes applicable
      contingent deferred sales
                    charge) and
       offering price per share
        (based on net assets of
  $322,232,730, $15,279,143 and
               $337,511,873 and
        19,864,869, 440,741 and
           20,806,863 shares of
            beneficial interest
    outstanding for Oppenheimer
     Quest Balanced Value Fund,
      Oppenheimer Quest Capital
  Value Fund, Inc. and Combined
     Oppenheimer Quest Balanced                  $16.22               $34.67                                   $16.22
      Value Fund, respectively)

                Class C Shares:
    Net asset value, redemption
     price (excludes applicable
      contingent deferred sales
                    charge) and
       offering price per share
        (based on net assets of
   $125,442,108, $4,364,930 and
               $129,807,038 and
         7,736,499, 125,826 and
 8,005,773 shares of beneficial
       interest outstanding for
                    Oppenheimer
     Quest Balanced Value Fund,
      Oppenheimer Quest Capital
  Value Fund, Inc. and Combined
     Oppenheimer Quest Balanced                  $16.21               $34.69                                   $16.21
      Value Fund, respectively)


                          *Cost            $790,838,302         $189,325,287                             $980,163,589



 (1)  Oppenheimer Quest Capital
       Value Fund, Inc. Class A
   shares will be exchanged for  Oppenheimer  Quest  Balanced Value Fund Class A
     shares.
              Oppenheimer Quest
 Capital Value Fund, Inc. Class
 B shares will be exchanged for
     Oppenheimer Quest Balanced
     Value Fund Class B shares.
              Oppenheimer Quest
 Capital Value Fund, Inc. Class
 C shares will be exchanged for
     Oppenheimer Quest Balanced
     Value Fund Class C shares.


 Pro Forma Combining Statements
     of Operations For The Year
           Ended April 30, 1999
                    (Unaudited)
--------------------------------------------------------------------------------------------------------------




                                                                                                                          Pro Forma
                                                     ___________         ___________                                Combined
                                                                                             ProForma          Oppenheimer Quest
                                                  -------------------------------------
                                                        _____            Fund, Inc.         Adjustments          Balanced Value
                                                                                                                     Fund
                                                  --------------------------------------------------------------------------------
             INVESTMENT INCOME:
                       Interest                          $8,955,398           $2,204,284                              $11,159,682
      Dividends (net of foreign                           2,616,995            1,926,273                                4,543,268
        withholding of $16,344,
         $108,530 and $124,874)
                                                  --------------------------------------------------------------------------------
                   Total income                          11,572,393            4,130,557                -              15,702,950
                                                  --------------------------------------------------------------------------------
                      EXPENSES:
                Management fees                           2,741,704            2,817,971        (406,630)               5,153,045
                                                                                                          (1)
  Distributionand service plan fees:
                        Class A                             731,212            1,345,315        (265,941)               1,810,586
                                                                                                          (2)
                        Class B                           1,013,988               97,296                                1,111,284
                        Class C                             383,506               30,033                                  413,539
       Transfer and shareholder                             383,216              272,448                                  655,664
           servicing agent fees
    Custodian fees and expenses                              17,643                5,393                                   23,036
      Legal, auditing and other                              18,475               26,387         (26,387)                  18,475
              professional fees                                                                           (3)
            Shareholder reports                             161,532               95,472         (70,804)                 186,200
                                                                                                          (3)
         Trustee and Directors'                              27,107               33,380         (33,380)                  27,107
                   compensation                                                                           (3)
  Registration and filing fees:                             224,100                    -                                  224,100
                        Class A                                                   62,635                                   62,635
                        Class B                                                    8,939                                    8,939
                        Class C                                   -                2,645                                    2,645
                          Other                              82,619               31,588                                  114,207
                                                  --------------------------------------------------------------------------------
                 Total expenses                           5,785,102            4,829,502        (803,142)               9,811,462
                                                  --------------------------------------------------------------------------------
  Less expenses paid indirectly                             (3,517)                (908)                -                 (4,425)
                                                  --------------------------------------------------------------------------------
 Less reimbursement of expenses                                   -            (856,390)          856,390                       -
      by OppenheimerFunds, Inc.                                                                           (4)
                                                  --------------------------------------------------------------------------------
                   Net expenses                           5,781,585            3,972,204           53,248               9,807,037
                                                  --------------------------------------------------------------------------------
          NET INVESTMENT INCOME                           5,790,808              158,353         (53,248)               5,895,913
                                                  --------------------------------------------------------------------------------
  REALIZED AND UNREALIZED GAIN:
           Net realized gain on                          43,293,294           15,356,518                               58,649,812
                    investments
       Net change in unrealized                          42,145,190           12,437,949                               54,583,139
   appreciation or depreciation
                 on investments
                                                  --------------------------------------------------------------------------------
    Net realized and unrealized                          85,438,484           27,794,467                -             113,232,951
                           gain
     NET INCREASE IN NET ASSETS
      RESULTING FROM OPERATIONS                         $91,229,292          $27,952,820        ($53,248)            $119,128,864
                                                  ================================================================================


  (1)  Calculated in accordance
   with the investment advisory
 agreement of Oppenheimer Quest
  Balanced Value Fund (0.85% of
    average annual net assets).
          This assumes that the
   management fee structure had
   been in place for the entire
                        period.

  (2)  Calculated in accordance
      with the Distribution and
       Service Plan for Class A
    shares of Oppenheimer Quest
  Balanced Value Fund (0.40% of
                 average annual
             net assets).  This
  assumes that the Distribution
   and Service Plan for Class A
   shares had been in place for
             the entire period.

  (3)                  Elimination of duplicate expense.

   (4) Expense reimbursement is
  not in effect for Oppenheimer
      Quest Balanced Value Fund



   Notes to Pro Forma Financial
         Statements (Unaudited)


     Oppenheimer Quest Balanced
 Value Fund, "the Fund," has an
  investment advisory agreement
    with OppenheimerFunds, Inc.
(the Manager).  The Manager has
    entered into a sub-advisory
           agreement with OpCap
    Advisors.  The Manager pays
            OpCap Advisors (the
     Sub-Advisor) a monthly fee
      based on the fee schedule
   set forth in the Prospectus.

    Management fees paid to the
     Manager were in accordance
   with the investment advisory
 agreement with the Fund, which
 provides for a fee of 0.85% of
                        average
 annual net assets.  The Fund's
    management fee for the year
 ended April 30, 1999 was 0.85%
   of average annual net assets
      for each class of shares.

      OppenheimerFunds Services
       (OFS), a division of the
   Manager, is the transfer and
    shareholder servicing agent
         for the Fund and other
        Oppenheimer funds.  The
        Fund pays OFS an annual
  maintenance fee of $20.00 for
  each Fund shareholder account
     and reimburses OFS for its
        out-of-pocket expenses.

       Expenses paid indirectly
       represent a reduction of
 custodian fees for earnings on
    cash balances maintained by
                      the Fund.

         The Fund has adopted a
  Distribution and Service Plan
          for Class A shares to
    compensate OppenheimerFunds
 Distributor, Inc. (OFDI) for a
           portion of its costs
    incurred in connection with
       the personal service and
     maintenance of shareholder
     accounts that hold Class A
   shares.  Under the Plan, the
            Fund pays an annual
    asset-based sales charge to
      OFDI of 0.15% per year on
 Class A shares.  The Fund also
  pays a service fee to OFDI of
   0.25% per year.  Each fee is
                    computed on
  the average annual net assets
 of Class A shares of the Fund,
  determined as of the close of
     each regular business day.
   OFDI uses all of the service
                      fee and a
     portion of the asset-based
     sales charge to compensate
    brokers, dealers, banks and
   other financial institutions
        quarterly for providing
           personal service and
     maintenance of accounts of
      their customers that hold
                Class A shares.

           The Fund has adopted
 Distribution and Service Plans
 for Class B and Class C shares
     to compensate OFDI for its
   cost in distributing Class B
                    and Class C
           shares and servicing
    accounts.  Under the Plans,
   the Fund pays OFDI an annual
    asset-based sales charge of
  0.75% per year on Class B and
             Class C shares for
       its services rendered in
 distributing Class B and Class
  C shares.  OFDI also receives
     a service fee of 0.25% per
 year to compensate dealers for
                      providing
 personal services for accounts
  that hold Class B and Class C
  shares.  Each fee is computed
      on the average annual net
   assets of Class B or Class C
                        shares,
  determined as of the close of
     each regular business day.

 The expense adjustments do not
   include the one time cost of
     the reorganization that is
     being borne by Oppenheimer
  Quest Balanced Value Fund and
      Oppenheimer Quest Capital
               Value Fund, Inc.
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